UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 3, 2016

FAMOUS DAVE’S OF AMERICA, INC.

(Exact name of registrant as specified in its charter)

Minnesota	0-21625	41-1782300
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

(Address of principal executive offices) (Zip Code)

12701 Whitewater Drive, Suite 200, Minnetonka, MN 55343

(952) 294-1300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

An annual meeting of the shareholders of Famous Dave’s of America, Inc. (the “Company”) was held on May 3, 2016. At the meeting, the Company’s shareholders took the following actions:

(i) The shareholders elected seven directors to serve as members of the Company’s Board of Directors until the next annual meeting of shareholders. The shareholders present in person or by proxy cast the following numbers of votes in connection with the election of directors, resulting in the election of all director nominees:

Nominee	Votes For	Votes Withheld
Anand D. Gala	4,743,515	123,691
Joseph M. Jacobs	4,772,235	94,971
Jonathan P. Lennon	4,769,550	97,656
Richard A. Shapiro	4,770,798	96,408
Patrick D. Walsh	4,773,973	93,233
Bryan L. Wolff	4,768,950	98,256
Adam J. Wright	4,766,651	100,555

(ii) The shareholders ratified the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for fiscal year 2016. There were 6,534,698 votes cast for the proposal; 14,599 votes were cast against the proposal; 28,566 votes abstained; and there were no broker non-votes.

(iii) The shareholders approved the Company’s executive compensation, as described in the Company’s proxy statement. There were 4,706,675 votes cast for the proposal; 122,081 votes were cast against the proposal; 35,382 votes abstained; and there were 1,713,725 broker non-votes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FAMOUS DAVE’S OF AMERICA, INC.

Date: May 6, 2016	By:	/s/ Dexter Newman
Name: Dexter Newman
Title: Chief Financial Officer